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Exhibit 23.9

        [Letterhead of Resource Development Incorporated]

CONSENT OF RESOURCE DEVELOPMENT INCORPORATED

        The undersigned, Resource Development Incorporated, hereby states as follows:

        Our firm assisted with technical studies (collectively, the "Technical Studies"), concerning mineralized material contained in the Paredones Amarillos property (study completed in 2005 and updated in 2007), the Mt. Todd property (study completed in 2006), the Awak Mas Property (study completed in 2008) and the Long Valley Property (study completed in 2008), for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study", "Item 2. Properties — Mt. Todd — Geology", "Item 2. Properties — Awak Mas — Geology" and "Item 2. Properties — Long Valley — Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

RESOURCE DEVELOPMENT INCORPORATED
	By:	/s/ DEEPAK MALHOTRA Name: Deepak Malhotra Title: President
Date: March 11, 2008

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  Exhibit 23.9
CONSENT OF RESOURCE DEVELOPMENT INCORPORATED